UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
January 25, 2023
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2023, Campbell Soup Company (the “Company”) announced that Carrie L. Anderson, age 54, has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective February 6, 2023.

Ms. Anderson has served as Executive Vice President and Chief Financial Officer of Integra LifeSciences since June 2019. From May 2017 to May 2019, Ms. Anderson served as Vice President and Controller of Dover Corporation. From February 2014 to May 2017, Ms. Anderson served as Vice President and Chief Financial Officer of Dover Corporation’s Engineered Systems segment and, prior to that, as Vice President and Chief Financial Officer of Dover Corporation’s Printing & Identification segment. Before joining Dover Corporation, Ms. Anderson served as Vice President and Chief Financial Officer of Delphi Product & Service Solutions, a division of Delphi Corporation and also held various finance, treasury and investor relations roles at Delphi. Ms. Anderson currently serves on the board of directors of Embecta Corp.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Anderson will receive the following compensation arrangements:

i.base salary of $750,000 per year;
ii.target annual bonus for fiscal 2023 under the Company’s Annual Incentive Plan of 90% of base salary, pro rata, payable at the discretion of the Board and subject to the achievement of individual and Company performance goals and objectives; and
iii.target long-term incentive award for fiscal 2024 of 250% of base salary under the Company’s 2022 Long-Term Incentive Program.

In addition, Ms. Anderson will receive a one-time grant of time-lapse restricted stock units with a value of $2,000,000, which will vest in three equal annual installments beginning on the first anniversary of the grant, and a one-time cash payment of $1,500,000 in recognition of her forfeiture of equity awards and an annual bonus from her prior employment.

Ms. Anderson will participate in the Company’s standard employee benefit and retirement programs and receive $8,000 per quarter under the Personal Choice Program. The Company will also credit Ms. Anderson’s Supplemental Retirement Plan account with an Executive Retirement Contribution equal to 10% of her base salary and annual incentive bonus. The Personal Choice Program and the Executive Retirement Contributions are further described in the Company’s 2022 Proxy Statement.

Ms. Anderson will enter into a Change in Control Severance Protection Agreement in substantially the same form filed as Exhibit 10(m) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and as amended by Exhibit 10(o) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016.

There are no family relationships between Ms. Anderson and any directors or executive officers of the Company. There are no transactions in which Ms. Anderson has an interest which would require disclosure by the Company under Item 404(a) of Regulation S-K.

Mick J. Beekhuizen will discontinue his role as Chief Financial Officer effective February 6, 2023 and will continue in his role as Executive Vice President and President, Meals & Beverages for the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: January 25, 2023	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Senior Vice President, Corporate Secretary
and Deputy General Counsel